UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011 (April 15, 2011)

FREMONT MICHIGAN INSURACORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	000-50926	421609947
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

933 East Main Street

Fremont, Michigan 49412

(Address of Principal Executive Offices) (Zip Code)

231-924-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 15, 2011, Fremont Michigan InsuraCorp, Inc., a Michigan corporation (“Fremont”), Auto Club Insurance Association, a Michigan reciprocal inter-insurance exchange (“Parent”) and ACG Acquisition Co., Inc., a Michigan corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Fremont, with Fremont continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), (i) each then outstanding share of Fremont’s Class A Common Stock (the “Company Shares”) (other than Company Shares owned by Fremont, Parent or Merger Sub, which will be cancelled for no consideration) will be cancelled and converted into the right to receive $36.15 in cash, without interest (the “Merger Consideration”) and (ii) each then outstanding option to purchase Company Shares (each a “Company Option”) will be cancelled and converted into the right to receive an amount in cash equal to $36.15 minus the exercise price payable in respect of the Company Shares subject to such Company Option and any required withholding tax (the “Option Consideration”, together with the Merger Consideration, the “Consideration”).

Philo Smith Capital Corporation delivered an opinion to Fremont’s Board of Directors (the “Board”) that, as of April 15, 2011, the Consideration was fair, from a financial point of view, to holders of the outstanding Company Shares and Company Options.

The Board approved the Merger Agreement on the recommendation of its Special Committee, composed entirely of independent directors.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Merger Agreement also includes “no-shop” provisions which limit Fremont’s ability to, among other things, solicit an alternative acquisition proposal; participate in discussions with, or furnish information to, any third party regarding an alternative acquisition proposal; enter into any agreement with respect to an alternative acquisition proposal; and withdraw the Board’s recommendation that Fremont’s shareholders vote in favor of the Merger Agreement. These “no-shop” provisions are subject to “fiduciary-out” provisions, which allow Fremont to (i) furnish certain non-public information to, and participate in discussions and negotiations with, a third party regarding an unsolicited alternative acquisition proposal, (ii) change its recommendation to Fremont’s shareholders, or (iii) enter into a definitive agreement with respect to an unsolicited alternative acquisition proposal, but in each case, only if the Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel that a failure to take such action could result in a breach of the directors’ fiduciary duties to Fremont’s shareholders because such alternative acquisition proposal constitutes, or could reasonably be expected to lead to a “Superior Proposal.” A Superior Proposal is an alternative acquisition proposal with terms more favorable to Fremont’s shareholders than the terms set forth in the Merger Agreement.

In addition, consummation of the Merger is subject to various conditions, including, among others: (i) the affirmative vote of the holders of no less than a majority of the outstanding Company Shares in favor of the adoption and approval of the Merger Agreement; (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of insurance regulatory approvals and other permits, orders, approvals and consents necessary to consummate the Merger; and (iv) the absence of any law, injunction, judgment or ruling that either (A) enjoins, restrains, prevents or prohibits consummation of the Merger or the ownership or operation of Fremont or its business by Parent or (B) makes the consummation of the Merger illegal.

The Merger Agreement contains termination rights for both Fremont and Parent. Upon termination under specified circumstances, Fremont may be required to pay Parent a termination fee of $2,025,000. Subject to the terms and conditions of the Merger Agreement, Fremont and Parent are each entitled to seek specific performance to enforce the other’s obligations under the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Fremont. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Fremont or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Fremont’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement that Fremont will file in connection with the Merger, as well as in the other filings that Fremont makes with the Securities and Exchange Commission (the “SEC”).

Concurrently with the execution of the Merger Agreement, certain shareholders of Fremont holding an aggregate of approximately 16% of the total issued and outstanding Company Shares as of April 15, 2011, entered into Shareholders Agreements with Parent and Merger Sub (the “Shareholders Agreements”), pursuant to which such shareholders agree to, among other things, vote, or cause to be voted, the Company Shares they hold in favor of the Merger Agreement. The Shareholders Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) termination of the Merger Agreement in accordance with its terms and (iii) the effectiveness of any amendment, modification, supplement to, or waiver under, the Merger Agreement which would reduce the amount or change the form or composition of the Merger Consideration payable.

Amendment to Rights Plan

On April 15, 2011, Fremont entered into an Amendment No. 2 to Shareholder Rights Agreement (the “Rights Amendment”) which amends that certain Shareholder Rights Agreement dated November 1, 2004 by and between Fremont and Registrar and Transfer Company, as rights agent (the “Rights Agreement”). The Rights Amendment removes from the scope of the Rights Agreement the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, so that these events do not trigger the separation or exercise of rights under the Rights Agreement. A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and the Rights Agreement is attached as Exhibit 4.2 to Fremont’s current report on Form 8-K filed with the SEC on November 3, 2004. The foregoing description of the Rights Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment and the Rights Agreement, respectively.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond Fremont’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont. For a list of factors which could affect Fremont’s results, see Fremont’s filings with the SEC, including “Item 1A. Risk Factors,” set forth in Fremont’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Fremont will be those anticipated by management. Factors that might cause such a difference include, without limitation, the possibility that the closing does not occur or is delayed, either due to the failure of closing conditions, including approval of Fremont’s shareholders, the failure to obtain required regulatory approvals, or other reasons. Other factors not currently anticipated by management may also materially and adversely affect the closing of the Merger. Fremont does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Additional Information

Fremont intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to Fremont’s shareholders. INVESTORS AND SHAREHOLDERS OF FREMONT ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by the parties (when available), at the SEC’s website: www.sec.gov, or at Fremont’s website: www.Fremont.com/investors. The proxy statement and such other documents may also be obtained, when available, for free from Fremont by directing such request to Investor Relations, 933 East Main Street, Fremont, Michigan 49412, Telephone: (231) 924-0300.

Fremont, Parent and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Fremont’s shareholders in connection with the Merger. Information concerning the interests of these persons will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under the heading “Amendment to Rights Plan” under Item 1.01 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 15, 2011, the employment of Kent Shantz, Fremont’s Executive Vice President and Chief Commercial Officer, was terminated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 15, 2011, by and among Fremont Michigan InsuraCorp, Inc., a Michigan corporation, Auto Club Insurance Association, a Michigan reciprocal inter-insurance exchange and ACG Acquisition Co., Inc., a Michigan corporation.*

4.1	Amendment No. 2 to Shareholder Rights Agreement, dated April 15, 2011, by and between Fremont Michigan InsuraCorp, Inc. and Registrar and Transfer Company, as rights agent.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Fremont agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Dated: April 21, 2011	By:	/s/ Kevin Kaastra
Kevin Kaastra, Vice President of Finance

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